UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No._)

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[X]     Definitive Proxy Statement

[   ]     Definitive Additional Materials

[   ]     Soliciting Material Pursuant to §240.14a-12

Great Southern Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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GREAT SOUTHERN BANCORP, INC.
1451 E. Battlefield
Springfield, Missouri 65804
(417) 887-4400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 17, 2005

         You are hereby notified and cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Great Southern Bancorp, Inc. ("Bancorp"), to be held at the Springfield Area Chamber of Commerce, 202 S. John Q. Hammons Parkway, Springfield, Missouri, on May 17, 2005, at 10:00 a.m., local time.

         A proxy statement and proxy card for the Annual Meeting are enclosed. The Annual Meeting is for the purpose of considering and voting upon the following matters:

1.	The election of two directors, each for a term of three years;
2.	The ratification of the appointment of BKD, LLP as Bancorp's independent registered public accounting firm for the fiscal year ending December 31, 2005; and
3.	Such other matters as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

         Pursuant to the bylaws of Bancorp, the Board of Directors has fixed March 8, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only record holders of the common stock of Bancorp as of the close of business on that date will be entitled to vote at the Annual Meeting, or any adjournments or postponements thereof.

         The Board of Directors of Bancorp unanimously recommends that you vote FOR the election of the nominees named in the accompanying proxy statement and FOR the ratification of the appointment of the independent registered public accounting firm.

         Stockholders are encouraged to attend the meeting in person. If you are not able to do so and wish that your shares be voted, you are requested to complete, sign, date and return the enclosed proxy card in the postage prepaid envelope provided. You may revoke your proxy as indicated in the accompanying proxy statement at any time before it is voted. If your shares are held through a bank or broker, check your proxy card to see if you can also vote by telephone or via the internet.

By Order of the Board of Directors, /s/ William V. Turner William V. Turner Chairman of the Board

Springfield, Missouri
April 11, 2005

         IMPORTANT: Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed return envelope in order to ensure the representation of your shares. Prompt return of the proxy card will help ensure the presence of a quorum and save Bancorp unnecessary expense.

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GREAT SOUTHERN BANCORP, INC.
1451 E. Battlefield
Springfield, Missouri 65804
(417) 887-4400

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2005

Solicitation of Proxies

         This proxy statement is being furnished to stockholders of Great Southern Bancorp, Inc. ("Bancorp") in connection with the solicitation by the Board of Directors of Bancorp of proxies to vote Bancorp's common stock, $.01 par value per share ("Common Stock"), at the Annual Meeting of Stockholders of Bancorp (the "Annual Meeting") to be held at the Springfield Area Chamber of Commerce, 202 S. John Q. Hammons Parkway, Springfield, Missouri, on May 17, 2005, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof. The Notice of the Annual Meeting, a proxy card and Bancorp's Annual Report to Stockholders for the fiscal year ended December 31, 2004 (the "Annual Report") accompany this proxy statement. Certain of the information in this proxy statement relates to Great Southern Bank ("Great Southern"), a wholly owned subsidiary of Bancorp.

         At the Annual Meeting, stockholders of Bancorp are being asked to consider and vote upon (i) the election of two directors of Bancorp and (ii) the ratification of the appointment of BKD, LLP as Bancorp's independent registered public accounting firm for the fiscal year ending December 31, 2005 (the "Independent Auditor Proposal").

         Regardless of the number of shares of Common Stock owned, it is important that stockholders be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies received pursuant to this solicitation will be voted in accordance with the directions given on the proxy card. Where no instructions are indicated, proxies will be voted "FOR" the adoption of the specific proposals presented in this proxy statement.

         A proxy may be revoked by a stockholder at any time prior to its exercise by filing written notice of revocation with the Secretary of Bancorp at the above address, by delivering to Bancorp, at any time before the Annual Meeting, a duly executed proxy card bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself have the effect of revoking a properly executed proxy.

         The cost of solicitation of proxies and of the Annual Meeting will be borne by Bancorp. In addition to the solicitation of proxies by mail, proxies may also be solicited personally or by telephone by directors, officers and regular employees of Bancorp or Great Southern not specifically engaged or compensated for that purpose. Bancorp will also, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to beneficial owners of the Common Stock.

         The approximate date on which this proxy statement and the accompanying proxy card are first being sent to stockholders of Bancorp is April 11, 2005.

Voting

         The Board of Directors of Bancorp has fixed March 8, 2005 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and any and all adjournments or postponements thereof. Only stockholders of record as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The total number of shares of Common Stock outstanding on the Record Date was 13,713,047. These are the only securities of Bancorp entitled to vote at the Annual Meeting.

         Each holder of the Common Stock is entitled to cast one vote for each share of Common Stock held on the Record Date on all matters, except that any stockholder that beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the "Limit") is not entitled to vote shares in excess of the Limit.

         In order for any proposals considered at the Annual Meeting to be approved by Bancorp's stockholders, a quorum must be present. The holders of a majority of the shares of the Common Stock entitled to vote, present in person or represented by proxy at the meeting, will constitute a quorum. Abstentions and broker non-votes will be counted for purposes of determining a quorum. Shares in excess of the Limit, however, will not be considered present for purposes of determining a quorum. Directors will be elected by a plurality of the votes cast. Approval of the Independent Auditor Proposal requires the affirmative vote of a majority of the votes cast on the matter.

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         With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect on the election of directors. With regard to the Independent Auditor Proposal, stockholders may vote for or against this proposal or abstain from voting on this proposal. In determining the percentage of shares that have been affirmatively voted on the Independent Auditor Proposal, the affirmative votes will be measured against the aggregate votes for and against the proposal plus the abstentions from voting on the proposal. Thus, abstentions will have the same effect as votes against the Independent Auditor Proposal and broker non-votes will have no effect on this proposal.

         All shares of Common Stock represented at the Annual Meeting by proxies solicited hereunder will be voted in accordance with the specifications made by the stockholders executing the proxies. If a properly executed and unrevoked proxy solicited hereunder does not specify how the shares represented thereby are to be voted, the shares will be voted FOR the election as directors of the persons nominated by the Board of Directors and FOR the Independent Auditor Proposal, and in accordance with the discretion of the persons appointed proxy for the shares upon any other matters as may properly come before the Annual Meeting.

PROPOSAL I. ELECTION OF DIRECTORS

         The number of directors constituting Bancorp's Board of Directors is currently seven. Bancorp's Board is divided into three classes. The term of office of one class of directors expires each year in rotation so that the class up for election at each annual meeting of stockholders serves for a three-year term. The terms of two of the present directors are expiring at the Annual Meeting.

         The directors elected at the Annual Meeting will hold office for a three-year term expiring in 2008 or until their successors are elected and qualified. Bancorp expects that the other directors will continue in office for the remainder of their terms. The nominees for director have indicated that they are willing and able to serve as director if elected and have consented to being named as nominees in this proxy statement. If the nominees should for any reason become unavailable for election, it is intended that the proxies will be voted for the substitute nominees as shall be designated by the present Board of Directors, unless the proxies direct otherwise.

Nominees to Serve a Three-Year Term Expiring at the 2008 Annual Meeting

         William E. Barclay, age 75, was first elected a Director of Great Southern in 1975 and of Bancorp in 1989. Mr. Barclay is the founder and has served as President and/or Chairman of Auto-Magic Full Service Car Washes in Springfield, Missouri since 1962. Mr. Barclay also founded Barclay Love Oil Company in Springfield, Missouri in 1964, founded a chain of Ye Ole Buggy Bath Self-Service Car Washes in Springfield, Missouri in 1978 and opened a Jiffy Lube franchise in Springfield, Missouri in 1987. In 2004, Mr. Barclay sold the Auto-Magic and Jiffy Lube businesses and is now retired. None of these entities are affiliated with Bancorp.

         Larry D. Frazier, age 67, was first elected a Director of Great Southern and of Bancorp in May 1992. Mr. Frazier was elected a Director of Great Southern Financial Corporation (a subsidiary of Great Southern) in 1976, where he served until his election as Director of Great Southern and Bancorp. Mr. Frazier is retired from White River Valley Electric Cooperative in Branson, Missouri, where he served as Chief Executive Officer from 1975 to 1998. Mr. Frazier also has served as President of Rural Missouri Cable T.V., Inc. since 1979. These entities are not affiliated with Bancorp.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information with Respect to the Continuing Directors

         In addition to the nominees proposed for re-election to the Bancorp Board of Directors, the following individuals are also members of the Bancorp Board, each serving for a term ending on the date of the annual meeting of stockholders in the year indicated. The principal occupation and business experience for the last five years and certain other information with respect to each continuing director of Bancorp is set forth below. The information concerning the continuing directors has been furnished by them to Bancorp.

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Directors Serving a Three-Year Term Expiring at the 2006 Annual Meeting

         Thomas J. Carlson, age 52, was first appointed a Director of Bancorp in January 2001. He is the co-owner of Carlson Gardner, Inc., a real estate development company that has been in business since 1993. He co-owns and is a member of Missouri Equity Partners, L.L.C. and Mid America Property Management, L.L.C. He is the President and Chief Executive Officer of Pointe Royale Development, Inc., a real estate development company. Mr. Carlson serves on the Board of Directors of ITEC Attractions, Inc., which owns the IMAX Theater in Branson, Missouri. Mr. Carlson, an attorney, is active in local political and civic affairs. He was a member of the Springfield City Council from 1983 to 1985, serving as Mayor Pro Tem from 1985 to 1987. He was Mayor of the City of Springfield from 1987 to 1993. Thereafter, he served on the Springfield-Branson Regional Airport Board. In 1997, he was again re-elected to the Springfield City Council. In 2001, he was again elected Mayor of the City of Springfield, a position he continues to hold. None of these entities are affiliated with Bancorp.

         Joseph W. Turner, age 40, joined Great Southern in 1991 and became an officer of Bancorp in 1995. Mr. J. Turner became a Director of Bancorp and Great Southern in 1997 and currently serves as President and Chief Executive Officer of Bancorp and Great Southern. Prior to joining Great Southern, Mr. J. Turner was an attorney with the Kansas City, Missouri law firm of Stinson, Mag and Fizzell. Mr. J. Turner is the son of William V. Turner, who is a Director and the Chairman of the Board of Bancorp and Great Southern. Mr. J. Turner is the brother of Julie Turner Brown, who is a Director of Bancorp and Great Southern.

Directors Serving a Three-Year Term Expiring at the 2007 Annual Meeting

         William V. Turner, age 72, has served as the Chairman of the Board of Great Southern since 1974, Chief Executive Officer of Great Southern from 1974 to 2000, and President of Great Southern from 1974 to 1997. Mr. W. Turner has served in similar capacities with Bancorp since its formation in 1989. Mr. W. Turner has also served as Chairman of the Board and President of Great Southern Financial Corporation since its incorporation in 1974. Mr. W. Turner is the father of Joseph W. Turner, who is a Director and the Chief Executive Officer and President of Bancorp and Great Southern. Mr. W. Turner is also the father of Julie Turner Brown, who is a Director of Bancorp and Great Southern.

         Julie Turner Brown, age 43, was first appointed a Director of Great Southern and Bancorp in 2002. Ms. Brown is an attorney and shareholder with the Springfield, Missouri law firm of Carnahan, Evans, Cantwell and Brown, P.C., having joined the firm in February 1996. Ms. Brown is active in local civic affairs, serving on the Boards of the Community Foundation of the Ozarks, and the Discovery Center of Springfield, among others. Ms. Brown is the daughter of William V. Turner, who is a Director and the Chairman of the Board of Bancorp and Great Southern, and the sister of Joseph W. Turner, who is a Director and the Chief Executive Officer and President of Bancorp and Great Southern.

         Earl A. Steinert, Jr., age 68, was first appointed a Director of Great Southern and Bancorp in 2004. Mr. Steinert has been a practicing certified public accountant since 1962. He is co-owner of EAS Investment Enterprises Inc., which owns and operates two Hampton Inns and a Hampton Inn and Suites in Springfield, Missouri. He is also managing general partner/owner of Mid American Real Estate Partners, which owns and operates apartments. Mr. Steinert is a member of the American Institute of Certified Public Accountants and Missouri Society of CPAs. None of these entities are affiliated with Bancorp.

Director Independence

         The Board of Directors of Bancorp has determined that Directors Barclay, Carlson, Frazier and Steinert are "independent directors," as that term is defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. (the "NASD"). These directors constitute a majority of the Board.

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DIRECTORS' MEETINGS AND COMMITTEES OF
THE BOARD OF DIRECTORS

Meetings of the Board and Committees of the Board

         The Board of Directors of Bancorp meets monthly and may have additional special meetings upon the request of one third of the directors then in office (rounded up to the nearest whole number) or upon the request of the President. The Board of Directors of Bancorp is authorized to appoint various committees and has formed the Audit Committee, the Compensation Committee, the Stock Option Committee and the Nominating Committee. The Board of Directors has not formed any other committees. The Board of Directors of Bancorp held 12 meetings during fiscal 2004. During fiscal 2004, each of the directors attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which the director served.

         The Audit Committee of Bancorp's Board of Directors is currently comprised of Directors Frazier (Chairman), Barclay, Carlson and Steinert, each of whom is "independent" as independence for audit committee members is defined in the NASD Marketplace Rules. The Board of Directors of Bancorp has determined that Director Steinert is an "audit committee financial expert," as defined in the rules of the Securities and Exchange Commission. The Audit Committee held ten meetings during fiscal 2004.

         The Audit Committee operates under a written charter adopted by Bancorp's Board of Directors, a copy of which was attached as Appendix A to Bancorp's definitive proxy statement filed with the Securities and Exchange Commission (the "SEC") on March 31, 2004. The Audit Committee is appointed by Bancorp's Board of Directors to provide assistance to the Board in fulfilling its oversight responsibility relating to the integrity of Bancorp's consolidated financial statements and the financial reporting processes, the systems of internal accounting and financial controls, compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, the performance of Bancorp's internal audit function and independent registered public accounting firm and any other areas of potential financial risks to Bancorp as may be specified by the Board. The Audit Committee also is responsible for hiring, retaining and terminating Bancorp's independent registered public accounting firm.

         Audit Committee Report. The Audit Committee of the Board of Directors of Bancorp has issued the following report with respect to the audited financial statements of Bancorp for the fiscal year ended December 31, 2004:

  The Audit Committee has reviewed and discussed with Bancorp's management Bancorp's fiscal 2004 audited financial statements;

  The Audit Committee has discussed with Bancorp's independent registered public accounting firm (BKD, LLP) the matters required to be discussed by Statement on Auditing Standards No. 61;

  The Audit Committee has received the written disclosures and letter from the independent registered public accounting firm required by Independence Standards Board No. 1 (which relates to the firm's independence from Bancorp and its related entities) and has discussed with the independent registered public accounting firm their independence from Bancorp; and

  Based on the review and discussions referred to in the items above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Bancorp's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

         Submitted by the Audit Committee of the Board of Directors of Bancorp:

Larry D. Frazier
William E. Barclay
Thomas J. Carlson
Earl A. Steinert, Jr.

         The Compensation Committee, which consists solely of independent directors, is currently comprised of Directors Barclay (Chairman), Frazier, Carlson and Steinert. The Compensation Committee is responsible for reviewing and evaluating executive compensation and administering the compensation and benefit programs of Bancorp and its subsidiaries. The Committee met twice in fiscal 2004. Bancorp's Compensation Committee's Report on Executive Compensation is set forth under "Executive Compensation--Report on Executive Compensation."

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         The Stock Option Committee is currently comprised of Directors Carlson (Chairman), Barclay, Frazier and Steinert. The Committee held seven meetings in fiscal 2004 and will meet as necessary to consider proposals for the granting of Incentive Stock Options and other awards to employees.

         In February 2004, the Board of Directors appointed a separate Nominating Committee. The new Nominating Committee, which consists solely of independent directors, is currently comprised of Directors Barclay, Frazier, Carlson and Steinert. The Nominating Committee is responsible for identifying and recommending director candidates to serve on the Board of Directors. Final approval of director nominees is determined by the full Board, based on the recommendation of the Nominating Committee. The Nominating Committee operates under a formal written charter adopted by the Board, a copy of which was attached as Appendix B to Bancorp's definitive proxy statement filed with the SEC on March 31, 2004, under which the Nominating Committee has the following responsibilities:

(i)	recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;
(ii)	recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in Bancorp's charter and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable organizations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to Bancorp's communities and shared values, as well as overall experience in the context of the needs of the Board as a whole;

(iii)	review nominations submitted by stockholders, which have been addressed to the Corporate Secretary, and which comply with the requirements of Bancorp's charter and bylaws. Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations;

(iv)	annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and
(v)	perform any other duties or responsibilities expressly delegated to the Committee by the Board.

         Pursuant to Bancorp's bylaws, nominations for directors by stockholders must be made in writing and delivered to the Secretary of Bancorp no earlier than 120 days prior to the meeting date and no later than 90 days prior to the meeting date. If, however, less than 100 days' notice of the date of the meeting is given or made to stockholders by public notice or mail, nominations must be received by Bancorp not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was first made. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in Bancorp's bylaws.

Stockholder Communications with Directors

         Stockholders may communicate directly with the Board of Directors by writing to: William V. Turner, Chairman of the Board, Great Southern Bancorp, Inc., 1451 E. Battlefield, Springfield, Missouri 65804.

Board Member Attendance at Annual Stockholder Meetings

         Although Bancorp does not have a formal policy regarding director attendance at annual stockholder meetings, directors are expected to attend these meetings absent extenuating circumstances. Every current director of Bancorp attended last year's annual meeting of stockholders.

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Directors' Compensation

         Directors of Bancorp receive a monthly fee of $750, which is the only compensation paid to directors by Bancorp, except for stock options which may be granted in the discretion of the Stock Option Committee, subject to ratification by the Board of Directors, under Bancorp's 2003 Stock Option and Incentive Plan. Directors of Great Southern receive a monthly fee of $1,750. William V. Turner, Chairman of the Board of Directors of Bancorp and Great Southern, also receives a monthly fee of $600 for his service as the sole director of Great Southern Financial Corporation. The directors of Bancorp and its subsidiaries are not paid any fees for committee service and are not reimbursed for their costs in attending the Board of Directors or any committee meetings.

         During 2004, Director Larry D. Frazier utilized the services of Great Southern's aircraft for personal purposes at a cost to Bancorp of $1,667. Also during 2004, Director Thomas J. Carlson, in his capacity as the Mayor of Springfield, Missouri, and members of his staff utilized the services of Great Southern's aircraft at a cost to Bancorp of $729.

Board of Directors of Subsidiaries

         Bancorp, as sole stockholder, elects the directors of its subsidiaries. Currently, Julie Turner Brown, Thomas J. Carlson, William E. Barclay, Larry D. Frazier, Earl A. Steinert, Jr., William V. Turner and Joseph W. Turner serve as directors of Great Southern. The directors of Bancorp's other subsidiaries are named above. The directors of Great Southern and Bancorp's other subsidiaries serve until their successors are elected and qualified, or as otherwise provided in the respective company's bylaws.

Indebtedness of Management and Transactions with Certain Related Persons

         Great Southern, like many financial institutions, has from time to time extended loans to its officers, directors and employees, generally for the financing of their personal residences, at favorable interest rates. Generally, residential loans have been granted at interest rates 1% above Great Southern's cost of funds, subject to annual adjustments. Other than the interest rate, these loans have been made in the ordinary course of business, on substantially the same terms and collateral as those of comparable transactions prevailing at the time, and, in the opinion of management, do not involve more than the normal risk of collectibility or present other unfavorable features. All loans by Great Southern to its directors and executive officers are subject to regulations restricting loans and other transactions with affiliated persons of Great Southern. Great Southern may also grant loans to officers, directors and employees, their related interests and their immediate family members in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons which, in the opinion of management, do not involve more than the normal risk of collectibility or present other unfavorable features.

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         No directors, executive officers or their affiliates, had aggregate indebtedness to Great Southern on below market rate loans exceeding $60,000 at any time since January 1, 2004 except as noted below.

Name	Position	Date of Loan	Largest Amount Outstanding Since 01/01/04	Balance as of 12/31/04	Interest Rate at 12/31/04	Type

Joseph W. Turner	CEO and President of Bancorp and Great Southern	09/14/98	$273,489	$265,527	2.69%	Home Mortgage

Rex A. Copeland	Treasurer of Bancorp; Senior Vice President and CFO of Great Southern	06/01/00	167,242	162,764	2.49%	Home Mortgage

Steven G. Mitchem	Senior Vice President and Chief Lending Officer of Great Southern	06/22/98	131,595	125,749	2.81%	Home Mortgage

Larry A. Larimore	Secretary of Bancorp and Great Southern; Vice President of Great Southern	01/08/04	248,000	243,356	2.54%	Home Mortgage

Douglas W. Marrs	Vice President - Operations of Great Southern	08/06/01	95,670	93,292	2.56%	Home Mortgage

Julie Turner Brown	Director	07/30/03	340,979	323,447	2.56%	Home Mortgage

Thomas J. Carlson	Director	07/01/03	281,419	275,023	2.50%	Home Mortgage

William E. Barclay	Director	10/14/03	411,240	400,172	2.81%	Home Mortgage

         The spouses of President and Chief Executive Joseph W. Turner and Director Julie Turner Brown are members of the law firm of Lathrop & Gage, LC, which represents Great Southern in various matters. Fees paid to this firm during 2004 for services rendered to Great Southern totaled $424,712. Subsequent to December 31, 2004, Ms. Brown's spouse was appointed as an associate circuit judge and is no longer affiliated with Lathrop & Gage, LC. Ms. Brown is a member of the law firm of Carnahan, Evans, Cantwell and Brown, P.C., which represents both Great Southern and Bancorp in corporate matters. Fees paid to this firm in 2004 for services rendered to Great Southern and Bancorp totaled $19,023.

         Ann S. Turner, the wife of Chairman William V. Turner and the mother of President and Chief Executive Officer Joseph W. Turner and Director Julie Turner Brown, is Vice President and Business Development Manager of Great Southern Travel, a wholly owned subsidiary of Great Southern. For 2004, Mrs. Turner was paid $18,970. In addition, a term life insurance premium of $762 was paid on her behalf and she received an employer 401(k) matching contribution of $820.

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EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth information concerning the compensation of William V. Turner, the Chairman of the Board; Joseph W. Turner, the President and Chief Executive Officer; Rex A. Copeland, the Treasurer; and Steven G. Mitchem, the Chief Lending Officer of Great Southern (the "named executive officers"). No other executive officer earned a salary and bonus in excess of $100,000 for fiscal 2004.

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Other Annual Compensation ($)(2)	Options (#)(3)	All Other Compensation ($)(4)

William V. Turner	2004	$218,530	$199,063	---	12,000	$117,998
Chairman of the Board	2003	218,530	172,268	---	16,000	116,765
	2002	239,071	176,731	---	15,000	115,732

Joseph W. Turner	2004	202,000	214,063	---	12,000	8,479
Chief Executive Officer	2003	201,934	172,268	---	16,000	8,279
and President	2002	198,938	176,731	---	15,000	8,279

Rex A. Copeland	2004	143,625	21,000	---	5,250	6,778
Treasurer	2003	130,667	14,410	---	7,000	6,068
	2002	122,500	13,530	---	6,000	5,696

Steven G. Mitchem	2004	138,460	21,000	---	5,250	6,515
Chief Lending Officer	2003	115,798	12,766	---	7,000	5,425
	2002	109,792	12,100	---	6,000	5,145
___________
(1)	Includes directors' fees for Mr. W. Turner of $36,000, $36,000 and $36,000 for fiscal 2004, fiscal 2003 and fiscal 2002, respectively; and for Mr. J. Turner of $24,000, $24,000 and $24,000 for fiscal 2004, fiscal 2003 and fiscal 2002, respectively.
(2)	During each of the past three years, Messrs. W. Turner and J. Turner received perquisites and other personal benefits, the aggregate incremental cost of which to Bancorp did not exceed the lesser of $50,000 or 10% of their respective salaries and bonuses reported for the year, including the personal use of Great Southern's aircraft, payment of club dues, payment (in 2003 and 2002 for Mr. W. Turner and in 2004 and 2003 for Mr. J. Turner) of the costs of an executive physical and (in 2004) tax planning and preparation services. Mr. Copeland also received tax planning and preparation services in 2004. In previous summary compensation table disclosures, Bancorp used a different method of valuing the personal use of Great Southern's aircraft by Messrs. W. Turner and J. Turner and reported these amounts in the "All Other Compensation" column.
(3)	Prior years' stock option awards have been adjusted for Bancorp's two-for-one stock split in the form of a 100% stock dividend declared in May 2004.
(4)	Fiscal 2004 includes: (a) company matching contributions to Bancorp's 401(k) plan (Mr. W. Turner - $8,200, Mr. J. Turner - $8,200, Mr. R. Copeland - $6,499 and Mr. S. Mitchem - $6,236); (b) term life insurance premiums paid by Great Southern for the benefit of Mr. W. Turner - $279, Mr. J. Turner - $279, Mr. R. Copeland - $279 and Mr. S. Mitchem - $279; and (c) annual benefit payments under Bancorp's pension plan to Mr. W. Turner - $109,519.

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Option Grants During the Fiscal Year Ended December 31, 2004

         The following table sets forth options to acquire shares of Common Stock which were granted during fiscal 2004 to the named executive officers.

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to All Employees in Fiscal	Exercise or Base Price ($ per share)	Expiration Date	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
					5% ($)	10% ($)

William V. Turner	12,000	9.1%	$32.07	9-22-2014	$242,024	$613,336
Joseph W. Turner	12,000	9.1	32.07	9-22-2014	242,024	613,336
Rex A. Copeland	5,250	4.0	32.07	9-22-2014	105,885	268,334
Steven G. Mitchem	5,250	4.0	32.07	9-22-2014	105,885	268,334

______________
(1)	Options for William V. Turner, Joseph W. Turner, Rex A. Copeland and Steven G. Mitchem vest 25% per year after a two year holding period beginning on the date of grant (September 22, 2004), and must be exercised within 10 years of the date of grant. Vesting will accelerate and the options, to the extent not then exercisable, will become exercisable in full upon a change in control of Bancorp.

Option Exercises and Fiscal Year-End Values

         The following table sets forth all stock options exercised by the named executive officers during fiscal 2004 and the number and value of unexercised options held by such executive officers at December 31, 2004. Share amounts have been adjusted for Bancorp's two-for-one stock split in the form of a stock dividend declared in May 2004.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable

William V. Turner	---	$ ---	30,000	39,250	$642,284	$463,713
Joseph W. Turner	10,000	114,020	33,750	39,250	740,855	463,713
Rex A. Copeland	---	---	9,080	23,290	212,653	354,472
Steven G. Mitchem	---	---	10,650	21,000	247,237	295,354

_______________
(1)	Value realized is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.
(2)	The value of unexercised options was calculated at a per share price of $35.00, based on the closing price of the Common Stock as reported on the Nasdaq National Market System on December 31, 2004, less the exercise price per share.

Employment Agreements

         Effective October 1, 2002, William V. Turner and Joseph W. Turner (the "Employees") entered into new employment agreements with Bancorp (the "Employment Agreements"). Each Employment Agreement is for a five-year term and provides for extensions of one year, in addition to the then-remaining term under the agreement, on each October 1st, as long as (1) Bancorp has not notified the Employee at least 90 days in advance that the term will not be extended further and (2) the Employee has not received an unsatisfactory performance review by the Board of Directors of Bancorp or Great Southern. The Employment Agreements provide for minimum annual base salaries of $182,530 for Mr. W. Turner and $175,219 for Mr. J. Turner, subject to reduction only as part of an overall program, implemented prior to a change in control (as defined in the Employment Agreements), applied uniformly and equitably to all members of senior management. The Employment Agreements also provide for participation in benefit plans and the receipt of fringe benefits to the same extent as the other executive officers of Bancorp and Great Southern and equitable participation in any performance-based and discretionary bonuses awarded to the executive officers of Bancorp and Great Southern. In addition, each Employee is entitled to an annual bonus equal to one-half of one percent of Bancorp's pre-tax earnings for the year; for 2005, Mr. W. Turner has waived his right to receive this bonus and Mr. J. Turner will be entitled to a bonus under this provision equal to three-quarters of one percent of Bancorp's pre-tax earnings. See "Report on Executive Compensation."

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         Each Employment Agreement provides that if the Employee's employment is involuntarily terminated, then during the remaining term of the agreement he will be entitled to receive (1) on a monthly basis, 1/12th of his annual salary and 1/12th of the average annual amount of cash bonus and cash incentive compensation for the two full fiscal years preceding the date of termination, subject to reduction by the amount of the Employee's earned income during the applicable payout period; (2) substantially the same life and disability insurance coverage and health and dental benefits as he and his dependents and beneficiaries would have received if he had remained employed, subject to reduction to the extent he receives equivalent or better benefits from another employer; and (3) if the involuntary termination occurs within the 12 months preceding, at the time of, or within 24 months after a change in control of Bancorp, a lump sum amount in cash equal to 299% of the Employee's "base amount" (as defined in Section 280G of the Internal Revenue Code).

         The term "involuntary termination" is defined as termination of the Employee's employment by Bancorp or Great Southern (other than for cause, or due to death, disability or specified violations of law) without the Employee's consent or by the Employee following a material reduction of or interference with his duties, responsibilities or benefits without his consent. Each Employment Agreement provides that to the extent the Employee receives any amounts or benefits, whether under the Employment Agreement or otherwise, that will constitute "excess parachute payments" under Section 280G of the Internal Revenue Code and subject him to excise tax under Section 4999 of the Internal Revenue Code, he will be paid an additional amount that will offset the effect of any such excise tax. Based on current compensation levels, if the employment of Mr. W. Turner and Mr. J. Turner had been involuntarily terminated as of December 31, 2004, under circumstances entitling them to severance pay described in items (1) and (3) in the immediately preceding paragraph, they would have been entitled to receive monthly cash payments of approximately $30,683 and $30,928, respectively, until October 1, 2009, and lump sum cash payments of approximately $1,237,229 and $1,049,289, respectively.

         Each Employment Agreement also provides that if the Employee dies while employed under the Employment Agreement, his estate or designated beneficiary will receive (1) the salary the Employee would have earned if he had remained employed through the 180th day after the date of his death; (2) the amounts of any benefits or awards which were earned with respect to the fiscal year in which the Employee died and the amount of any bonus or incentive compensation for that fiscal year, pro-rated in accordance with the portion of the fiscal year elapsed prior to his death; and (3) any unpaid deferred amounts described in the next paragraph.

         Each Employment Agreement provides that to the extent the Employee's total compensation for any taxable year exceeds the greater of $1,000,000 or the maximum amount of compensation deductible by the Company under Section 162(m) of the Internal Revenue Code (the greater of these two amounts referred to below as the "maximum allowable amount"), the excess amount must be deferred, with interest (at an annual rate equal to the Federal short-term rate under Section 1274(d)(1) of the Internal Revenue Code, determined as of the last day of the calendar year in which the Employee's compensation is first not deductible under Section 162(m) of the Internal Revenue Code) compounded annually, to a taxable year in which the amount to be paid to the Employee in that year (including deferred amounts and interest) does not exceed the maximum allowable amount.

Benefits

         Pension Plan. Great Southern's employees are included in the Pentegra Retirement Fund, a multiple employer comprehensive pension plan. This noncontributory defined benefit retirement plan covers all employees who have met minimum service requirements.

         The following table illustrates annual pension benefits payable upon retirement, subject to limits established by federal law, based on various levels of compensation and years of service and assuming payment in the form of a straight-life annuity. Covered compensation includes all regular and overtime pay excluding bonuses and commissions. At December 31, 2004, Messrs. J. Turner, R. Copeland and S. Mitchem had 12, 4 and 13 years, respectively, of credited service under the pension plan. Mr. W. Turner is no longer accruing additional benefits under the plan and, in 2004, received annual benefit payments of $109,519 under the pension plan. The benefits under this plan are not subject to Social Security or other offsets.

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Average Annual	Years of Service
Covered Compensation	10	20	30	40

$ 50,000	$10,000	$ 20,000	$ 30,000	$ 40,000
100,000	20,000	40,000	60,000	80,000
150,000	30,000	60,000	90,000	120,000
200,000	40,000	80,000	120,000	160,000
250,000	50,000	100,000	150,000	165,000(1)
300,000	60,000	120,000	165,000(1)	165,000(1)
350,000	70,000	140,000	165,000(1)	165,000(1)
400,000	80,000	160,000	165,000(1)	165,000(1)
450,000	90,000	165,000(1)	165,000(1)	165,000(1)
______________
(1)	The maximum retirement benefit currently permitted by federal law is $165,000 per year for this type of plan.

Report on Executive Compensation

         The Bancorp Compensation Committee Report on Executive Compensation and the Stock Performance Graph included herein shall not be incorporated by reference into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended, notwithstanding the incorporation by reference of this proxy statement into any such filings.

         General. The Compensation Committee (the "Committee") of Bancorp, which consists solely of disinterested outside directors, administers the compensation and benefit programs of Bancorp and its subsidiaries and determines the compensation of senior management. The Committee is responsible for setting and administering the policies which govern annual compensation. During fiscal 2004, the compensation of Great Southern's executive officers was based upon the recommendations of the Committee, consisting of Directors Barclay, Carlson, Steinert and Frazier, whose recommendations were reviewed and approved by the full Board of Directors. The Committee met twice during fiscal 2004.

         The Committee has focused its evaluation of executive compensation on operating performance and the creation of stockholder value. For fiscal 2004, the Committee evaluated executive compensation with the intent of meeting the following objectives:

--	maintain the financial strength, safety and soundness of Bancorp and Great Southern;
--	reward and retain key personnel by compensating them at the middle to upper levels of compensation for comparable financial institutions;
--	focus management on long term goals through long-term incentives;
--	contain fixed costs by de-emphasizing fixed pay while emphasizing variable pay based on performance;
--	provide fair, reasonable and competitive base salaries;
--	provide the opportunity to earn additional compensation if Bancorp's stockholders experience long-term increases in the value of Bancorp stock; and
--	emphasize long-term stock ownership of Bancorp stock by executive officers.

         In addition to base salary, annual bonus and stock options, the Committee also takes into account the full compensation package afforded by Bancorp to the individual, including pension benefits, supplemental retirement benefits, termination agreements, insurance and other benefits.

         Base Salaries. The Committee has reviewed the salary arrangements pursuant to employment contracts for the Chairman, Mr. W. Turner, and the President and Chief Executive Officer, Mr. J. Turner. These contracts reflect a base salary level commensurate with the duties and responsibilities of senior executives of a publicly held bank holding company comparable to Bancorp. In establishing the base salaries for Mr. W. Turner and Mr. J. Turner for 2004, the Committee considered the responsibilities of the Chairman and the President and Chief Executive Officer associated with the continued success of Bancorp since becoming a public company in 1989. As suggested by Mr. W. Turner, for 2005, the Committee increased Mr. W. Turner's base annual salary from $188,000 to $200,000, and he will waive his right to receive the annual cash bonus provided for in his employment agreement (discussed below under "Bonuses"); these changes will result in his 2005 compensation being approximately $187,000 less than his 2004 compensation. Mr. J. Turner's base annual salary was increased from $178,000 for 2004 to $215,000 for 2005, and, as noted below under "Bonuses," the annual cash bonus percentage under his employment agreement was increased for 2005. In setting the base salaries of the other executive officers, the Committee takes into account the responsibilities of the position and the experience level of the individual executive and the financial performance of Bancorp. The evaluation of individual performance is an inherently subjective process.

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         Bonus. Under their employment agreements, Mr. W. Turner and Mr. J. Turner are entitled to receive annual cash bonuses equal to one-half of one percent of Bancorp's pre-tax earnings. For 2004, the contractual bonus paid to each of Mr. W. Turner and Mr. J. Turner was $199,063. As a reward for the outstanding performance of Great Southern during 2004 under his leadership, based on levels of return on equity, return on assets, peer comparisons and overall financial results, Mr. J. Turner was also paid a discretionary cash bonus under Bancorp's Annual Incentive Bonus Plan of $15,000, bringing his total bonus compensation for 2004 to $214,063. For 2005, Mr. W. Turner has waived his right to receive the contractual bonus and Mr. J. Turner will be entitled to a cash bonus under his employment agreement equal to three-quarters of one percent of Bancorp's pre-tax earnings. Mr. J. Turner also will again be eligible for a discretionary cash bonus under the Annual Incentive Bonus Plan.

         For 2004, each of the executive officers other than Messrs. W. and J. Turner was entitled to a cash bonus under the Annual Incentive Bonus Plan of up to 15% of base annual salary, with one-half of this bonus based on the achievement of targeted growth in earnings per share and one-half of this bonus based on individual performance. The targeted growth in earnings per share for 2004 was achieved, and each executive officer also received an amount based on his individual performance during 2004. Bonuses paid for 2004 to the named executive officers are set forth in the summary compensation table. For 2005, each executive officer other than Messrs. W. and J. Turner will again be eligible for a cash bonus under the Annual Incentive Bonus Plan of up to 15% of base annual salary, with one-half of this possible bonus payable if Bancorp achieves targeted growth in earnings per share and one-half of this possible bonus payable based on individual performance.

         Option Plans. Stock options are an integral part of the executive compensation program. They are intended to encourage ownership and retention of Bancorp's stock by key employees as well as non-employee members of the Board of Directors. Through stock options, the objective of aligning key employees' long-range interest with those of stockholders may be met by providing key employees with the opportunity to build, through the achievement of corporate goals, a meaningful stake in Bancorp. In fiscal 2003, Bancorp's stockholders approved the 2003 Stock Option and Incentive Plan. Upon approval of the 2003 plan by stockholders, Bancorp's Board of Directors froze the 1997 Stock Option and Incentive Plan, which means that no new grants of awards will be made under that plan, but outstanding awards under the plan were not affected. The Stock Option Committee, consisting of Directors Frazier, Barclay, Carlson and Steinert, considers additional options each year as needed to attract and retain employees. The Stock Option Committee, with the approval of the Board of Directors, awarded the following options to the named executive officers in fiscal 2004: William V. Turner -12,000, Joseph W. Turner - 12,000, Rex A. Copeland - 5,250 and Steven G. Mitchem - 5,250. Further details about the options granted to the named executive officers in fiscal 2004 can be found under the table "Option Grants During the Fiscal Year ended December 31, 2004."

Dated as of December 15, 2004
Compensation Committee

WILLIAM E. BARCLAY      THOMAS J. CARLSON       LARRY D. FRAZIER       EARL A. STEINERT, JR.

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Stock Performance Graph

         The following graph compares the cumulative total stockholder return on the Common Stock to the cumulative total returns of the Nasdaq U.S. Stock Index and the Nasdaq Financial Stocks Index for the period from December 31, 1999 through December 31, 2004. The graph assumes that $100 was invested in the Common Stock on December 31, 1999 and that all dividends were reinvested.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

GSBC	100.00	73.05	145.75	179.16	230.05	352.44
Nasdaq US Companies	100.00	63.31	48.87	34.20	51.98	56.68
Nasdaq Financial	100.00	109.31	121.16	122.83	164.92	187.30

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PROPOSAL II. RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The Audit Committee of Bancorp's Board of Directors has engaged the independent registered public accounting firm of BKD, LLP to audit Bancorp's financial statements for the 2005 fiscal year, subject to the ratification of the appointment by Bancorp's stockholders at the Annual Meeting. Representatives of BKD, LLP are expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

         During the fiscal years ended December 31, 2004 and 2003, BKD, LLP provided various audit, audit related and non-audit services to Bancorp. Set forth below are the aggregate fees billed for these services:

(a)	Audit Fees: Aggregate fees billed for professional services rendered for the audit of Bancorp's annual financial statements and reviews of financial statements included in Bancorp's Quarterly Reports on Form 10-Q and internal control attestations for those fiscal years: $325,230 - 2004; $101,075 - 2003.

(b)	Audit Related Fees: Aggregate fees billed for professional services rendered related to audits of employee benefit plans and consultation on accounting matters: $11,515 - 2004; $22,375 - 2003.
(c)	Tax Fees: Aggregate fees billed for professional services rendered related to tax compliance, tax advice and tax consultations: $19,990 - 2004; $14,160 - 2003.
(d)	All other fees: Aggregate fees billed for all other professional services, including regulatory compliance work and 401(k) plan administration: $21,905 - 2004; $14,425 - 2003.

         The audit committee preapproves all audit and permissible non-audit services to be provided by BKD, LLP and the estimated fees for these services.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BKD, LLP AS BANCORP'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

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PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

         The following table sets forth certain information, as of the Record Date, as to those persons believed by management of Bancorp to be beneficial owners of more than five percent of the outstanding shares of Common Stock. Persons, legal or natural, and groups beneficially owning in excess of five percent of the Common Stock are required to file certain reports regarding their ownership with Bancorp and with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Where appropriate, historical information set forth below is based on the most recent filing on behalf of the person with Bancorp. Other than those persons listed below, management is not aware of any person or group that owns more than five percent of the Common Stock as of the Record Date. Each beneficial owner listed has sole voting and dispositive power with respect to the shares of Common Stock reported, except as otherwise indicated. All shares amounts have been adjusted for the two-for-one stock split in the form of a stock dividend declared in May 2004.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)

Joseph W. Turner c/o Great Southern Bancorp, Inc. 1451 E. Battlefield Springfield, MO 65804	1,720,118(3)	12.53%

Julie Turner Brown c/o Great Southern Bancorp, Inc. 1451 E. Battlefield Springfield, MO 65804	1,606,539(4)	11.72

Robert M. Mahoney Joyce B. Mahoney Tri-States Service Company 4940 S. Farm Road 189 Suite 500 Rogersville, MO 65742	1,081,662(5)	7.89

Earl A. Steinert, Jr. 1736 E. Sunshine Springfield, MO 65804	852,000(6)	6.21
____________________
(1)	Due to the rules for determining beneficial ownership, the same securities may be attributed as being beneficially owned by more than one person. The holders may disclaim beneficial ownership of the included shares which are owned by or with family members, trusts or other entities. Under Rule 13d-3 under the Exchange Act, share amounts shown for Bancorp's officers and directors include shares that they may acquire upon the exercise of options that are exercisable at the Record Date or will become exercisable within 60 days after that date.
(2)	The percentage ownership is based on the number of shares outstanding as of the Record Date.
(3)	Includes 64,566 shares held jointly with Mr. J. Turner's wife, with whom Mr. J. Turner shares voting and dispositive power as to such shares, 18,750 shares which may be acquired through option exercises, 33,652 shares held by the Turner Family Foundation, a charitable foundation, of which Mr. J. Turner, Ms. Julie Turner Brown, a Director of Bancorp, Mr. W. Turner, Bancorp's Chairman, and Mr. W. Turner's spouse are directors, and 1,566,024 shares held by the Turner Family Limited Partnership, of which Mr. J. Turner and Ms. Brown are the general partners; Mr. J. Turner, Ms. Brown, Mr. W. Turner and Mr. W. Turner's spouse share voting and dispositive powers over the 33,652 shares held by the Turner Family Foundation and Mr. J. Turner and Ms. Brown share voting and dispositive powers over the 1,566,024 shares held by the Turner Family Limited Partnership.
(4)	Includes 5,982 shares held jointly with Ms. Brown's husband, with whom Ms. Brown shares voting and dispositive power as to such shares, 33,652 shares held by the Turner Family Foundation, a charitable foundation, of which Ms. Brown, Mr. J. Turner, Mr. W. Turner and Mr. W. Turner's spouse are directors, and 1,566,024 shares held by the Turner Family Limited Partnership, of which Ms. Brown and Mr. J. Turner are the general partners; Ms. Brown and Mr. J. Turner share voting and dispositive powers over the 1,566,024 shares held by the Turner Family Limited Partnership and Ms. Brown, Mr. J. Turner, Mr. W. Turner and Mr. W. Turner's spouse share voting and dispositive powers over the 33,652 shares held by the Turner Family Foundation.

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(5)	Robert M. Mahoney, Joyce B. Mahoney and Tri-States Service Company reported ownership of 972,368 shares in a Schedule 13D filed on July 3, 1997. The Schedule 13D was a joint filing pursuant to Rule 13d-1(k)(1) of the Exchange Act. Joyce B. Mahoney and Tri-States Service Company disclaim beneficial ownership as to all shares. Robert M. Mahoney reported sole voting and dispositive power as to all shares. Robert M. Mahoney notified the Company that he purchased additional shares in subsequent years, reporting total ownership as Robert Mahoney Trust - 458,628 shares, Joyce Mahoney Trust - 431,734 shares and Tri-States Service Company - 191,300 shares.
(6)	Mr. Steinert has sole voting and dispositive power as to all 852,000 shares.

Stock Ownership of Management

         The following table sets forth information, as of the Record Date, as to shares of Common Stock beneficially owned by the directors and nominees named under "Proposal I. Election of Directors" above, the executive officers named in the Summary Compensation Table above, and the directors and executive officers of Bancorp as a group. Each beneficial owner listed has sole voting and dispositive power with respect to the shares of Common Stock reported, except as otherwise indicated.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)

William V. Turner	524,655(3)	3.82%
Earl A. Steinert, Jr.	852,000(4)	6.21
Joseph W. Turner	1,720,118(5)	12.53
Larry D. Frazier	100,600	0.73
William E. Barclay	15,994	0.12
Julie Turner Brown	1,606,539(6)	11.72
Thomas J. Carlson	3,000	0.02
Steven G. Mitchem	81,182(7)	0.59
Rex A. Copeland	18,486(8)	0.13
Directors and Executive Officers
as a Group (11 persons)	3,302,106(9)	23.94
_______________
(1)	Amounts include shares held directly, as well as shares held jointly with family members, in retirement accounts, in a fiduciary capacity, by certain family members, by certain related entities or by trusts of which the directors and executive officers are trustees or substantial beneficiaries, with respect to which shares the respective director or executive officer may be deemed to have sole or shared voting and/or dispositive powers. Under Rule 13d-3 the Exchange Act, share amounts shown for Bancorp's officers and directors include shares that they may acquire upon the exercise of options that are exercisable at the Record Date or will become exercisable within 60 days after that date. Due to the rules for determining beneficial ownership, the same securities may be attributed as being beneficially owned by more than one person. The holders may disclaim beneficial ownership of the included shares which are owned by or with family members, trusts or other entities.
(2)	The percentage ownership is based on the number of shares outstanding as of the Record Date.
(3)	Includes 76,463 shares held by Mr. W. Turner's wife, of which Mr. W. Turner disclaims beneficial ownership, 30,000 shares which may be acquired through option exercises and 33,652 shares held by the Turner Family Foundation, a charitable foundation, of which Mr. W. Turner, Mr. W. Turner's spouse, Mr. J. Turner and Ms. J. Brown are directors; Mr. W. Turner, Mr. W. Turner's spouse, Mr. J. Turner and Ms. Brown share voting and dispositive powers over the 33,652 shares held by the Turner Family Foundation. Not included in the shares beneficially owned by Mr. W. Turner are the 1,566,024 shares held by the Turner Family Limited Partnership. On September 30, 2004, in a transaction undertaken for estate planning purposes, each of Mr. W. Turner and his spouse transferred all of their respective general partnership units in the partnership to Mr. J. Turner and Ms. Brown in exchange for a portion of the limited partnership units held by Mr. J. Turner and Ms. Brown. Although, as a result of the exchange, Mr. J. Turner and Ms. Brown replaced Mr. W. Turner and his spouse as general partners, each family member's share of the partnership's capital account and profits did not substantially change and their economic interest in the shares of the Common Stock held by the partnership were not significantly affected by the exchange.
(4)	For a discussion of Mr. Steinert's ownership, see footnote 6 to the immediately preceding table.
(5)	For a discussion of Mr. J. Turner's ownership, see footnote 3 to the immediately preceding table.
(6)	For a discussion of Ms. Brown's ownership, see footnote 4 to the immediately preceding table.
(7)	Includes 10,650 shares that may be acquired through option exercises.
(8)	Includes 11,580 shares that may be acquired through option exercises.
(9)	Includes an aggregate of 80,229 shares that may be acquired through option exercises by all directors and executive officers as a group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires Bancorp's directors, its executive officers and persons who beneficially own more than ten percent of the Common Stock, to file reports detailing their ownership and changes of ownership in the Common Stock with the SEC and to furnish Bancorp with copies of all such ownership reports. Based solely on Bancorp's review of the copies of the ownership reports furnished to Bancorp, and written representations relative to the filing of certain forms, Bancorp is aware of: four late filings for William V. Turner for one transaction in June 2004, one transaction in October 2004, and two transactions in December 2004; two late filings for Ann Turner for two transactions in June 2004; two late filings for Joseph W. Turner for one transaction in January 2004 and one transaction in April 2004; one late filing for Steven G. Mitchem for one transaction in April 2004; three late filings for Larry A. Larimore for two transactions in January 2004 and one transaction in April 2004; one late filing for William E. Barclay for one transaction in October 2004; and one late filing for Earl A. Steinert, Jr. for one transaction in March 2004.

STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at Bancorp's next annual meeting must be received by the Secretary of Bancorp at the executive office of Bancorp, located at 1451 E. Battlefield Springfield, Missouri 65804, no later than December 12, 2005 to be eligible for inclusion in Bancorp's proxy statement and proxy card relating to the next annual meeting. Any such proposal will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether included in Bancorp's proxy materials), Bancorp's charter and bylaws and applicable state law.

         To be considered for presentation at the next annual meeting, but not for inclusion in Bancorp's proxy statement and proxy card for that meeting, proposals must be received at the executive office of Bancorp no later than February 16, 2006, and no earlier than January 17, 2006. If, however, the date of the next annual meeting is before April 27, 2006 or after July 16, 2006, proposals must instead be received by the Company by the later of the 90th day before the date of the next annual meeting or the tenth day following the day on which notice of the date of the next annual meeting is mailed or public announcement of the date of the next annual meeting is first made, and no earlier than the 120th day prior to the date of the next annual meeting. If a stockholder proposal that is received by Bancorp after the applicable deadline is voted on at the next annual meeting, the holders of the proxies for that meeting will have the discretion to vote on the proposal in accordance with their best judgment and discretion, without any discussion of the proposal in Bancorp's proxy statement for the next annual meeting.

OTHER MATTERS

         The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the proposals discussed in this proxy statement. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the holders of the proxies to vote the shares represented thereby on such matters in accordance with their best judgment.

         The cost of solicitation of proxies will be borne by Bancorp. Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers and regular employees of Bancorp and/or Great Southern may solicit proxies personally or by telephone without additional compensation.

         A COPY OF BANCORP'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004, AS FILED WITH THE SEC, MAY BE OBTAINED FROM THE SEC'S WEBSITE, AT WWW.SEC.GOV, OR FROM GREAT SOUTHERN'S WEBSITE, AT WWW.GREATSOUTHERNBANK.COM.

By Order of the Board of Directors /s/ Larry Larimore Larry Larimore, Secretary

Springfield, Missouri
April 11, 2005

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

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PROXY
GREAT SOUTHERN BANCORP, INC.

PLEASE MARK VOTES AS IN THIS EXAMPLE
ANNUAL MEETING OF STOCKHOLDERS MAY 17, 2005
          The undersigned hereby revokes all proxies previously given with respect to all shares of common stock, $.01 par value, of Great Southern Bancorp, Inc. ("Bancorp") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Bancorp (the "Annual Meeting"), to be held at the Springfield Area Chamber of Commerce, 202 S. John Q. Hammons Parkway, Springfield, Missouri on May 17, 2005, at 10:00 a.m., local time, and appoints the official proxy committee of Bancorp, consisting of Joseph W. Turner, Thomas J. Carlson, William V. Turner, Julie Turner Brown and Earl A. Steinert, Jr., each with full power of substitution, to act as attorneys-in-fact for the undersigned for the purpose of voting such stock at the Annual Meeting, and at any and all adjournments or postponements thereof, as fully and with the same effect as the undersigned might or could do if personally present as follows:

		For	With- hold	For All Except
1.	The election of two directors, each for a term of three years:
WILLIAM E. BARCLAY and LARRY D. FRAZIER
INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

		For	Against	Abstain
2.	The ratification of the appointment of BKD, LLP as Bancorp's independent registered public accounting firm for the fiscal year ending December 31, 2005.
PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.
    The Board of Directors recommends a vote "FOR" the nominees and proposal listed above.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED HEREIN AND FOR THE RATIFICATION OF THE APPOINTMENT OF BKD, LLP. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

GREAT SOUTHERN BANCORP, INC.

          This Proxy may be revoked in the manner described in the proxy statement dated April 11, 2005. The undersigned acknowledges receipt from Bancorp, prior to the execution of this proxy, of the Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2004.

          Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
PLEASE ACT PROMPTLY
COMPLETE, SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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